Exhibit 99.1

GETTY REALTY CORP. ANNOUNCES SECOND QUARTER 2016 RESULTS

- Raises 2016 Annual AFFO per Share Guidance -

JERICHO, NY, August 4, 2016 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended June 30, 2016.

Highlights For The Second Quarter

•	Net earnings of $0.40 per share

•	Funds From Operations (FFO) of $0.47 per share

•	Adjusted Funds From Operations (AFFO) of $0.42 per share

Christopher J. Constant, Getty’s President & Chief Executive Officer commented, “Our strong performance during the second quarter further validates our ongoing sustained progress. After excluding several notable items, which we do not expect to recur on a consistent basis, our 2016 quarterly AFFO per share demonstrated a more than 20% increase over the prior year’s quarter. Our outperformance to date combined with our positive outlook for the remainder of the year has allowed us to increase our expectations for the balance of 2016. With more stabilized cash flow, and a targeted strategic plan, we continue to enhance our long term growth profile.”

Net Earnings

The Company reported net earnings for the quarter ended June 30, 2016 of $13.6 million, or $0.40 per share, as compared to net earnings of $11.6 million, or $0.34 per share, for the quarter ended June 30, 2015. The Company reported net earnings for the six months ended June 30, 2016 of $21.3 million, or $0.62 per share, as compared to net earnings of $10.5 million, or $0.31 per share, for the six months ended June 30, 2015. Net earnings for both the quarter and six months ended June 30, 2016 and 2015 were impacted by certain items as described in Notable Items below.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended June 30, 2016 was $16.0 million, or $0.47 per share, as compared to $18.5 million, or $0.55 per share, for the quarter ended June 30, 2015. FFO for the six months ended June 30, 2016 was $30.1 million, or $0.88 per share, as compared to $29.0 million, or $0.86 per share, for the six months ended June 30, 2015. FFO for both the quarter and six months ended June 30, 2016 and 2015 were impacted by certain items as described in Notable Items below.

AFFO for the quarter ended June 30, 2016 was $14.5 million, or $0.42 per share, as compared to $18.5 million, or $0.55 per share, for the quarter ended June 30, 2015. AFFO for the six months ended June 30, 2016 was $27.6 million, or $0.81 per share, as compared to $29.6 million, or $0.87 per share, for the six months ended June 30, 2015. AFFO for both the quarter and six months ended June 30, 2016 and 2015 were impacted by certain items as described in Notable Items below.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Operating Income

Total revenues from continuing operations increased by 9.2% to $28.6 million for the quarter ended June 30, 2016, as compared to $26.2 million for the quarter ended June 30, 2015. Total revenues from continuing operations increased by 11.8% to $57.0 million for the six months ended June 30, 2016, as compared to $51.0 million for the six months ended June 30, 2015. The increase in total revenues for the quarter and six months ended June 30, 2016 was primarily due to additional revenues received from the properties acquired in the United Oil Transaction which closed in June 2015.

Property costs from continuing operations were $5.7 million for the quarter ended June 30, 2016, as compared to $5.5 million for the quarter ended June 30, 2015. Property costs from continuing operations were $11.0 million for the six months ended June 30, 2016, as compared to $11.7 million for the six months ended June 30, 2015. The increase in property costs for the three months ended June 30, 2016 was due to an increase in tenant expense reimbursements offset by reductions in rent and maintenance expenses. The decrease in property costs for the six months ended June 30, 2016 was due to reductions in rent expense, maintenance expense and tenant expense reimbursements.

Environmental expenses from continuing operations were $0.9 million for the quarter ended June 30, 2016, as compared to $1.8 million for the quarter ended June 30, 2015. Environmental expenses from continuing operations were $1.7 million for the six months ended June 30, 2016, as compared to $3.7 million for the six months ended June 30, 2015. The decrease in environmental expenses for the three and six months ended June 30, 2016 was principally due to decreases in environmental remediation costs offset by increases in litigation loss reserves and legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations decreased by $1.0 million to $3.8 million for the quarter ended June 30, 2016, as compared to $4.8 million for the quarter ended June 30, 2015. General and administrative expenses from continuing operations decreased by $0.7 million to $7.9 million for the six months ended June 30, 2016, as compared to $8.6 million for the six months ended June 30, 2015. The decrease in general and administrative expenses for the three and six months ended June 30, 2016 was principally due to a decrease in legal and professional fees, partially offset by employee related expenses attributable to severance and retirement costs, and recruiting expenses.

Non-cash impairment charges in continuing operations were $2.1 million for the quarter ended June 30, 2016, as compared to $2.3 million for the quarter ended June 30, 2015. Non-cash impairment charges in continuing operations were $4.1 million for the six months ended June 30, 2016, as compared to $9.0 million for the six months ended June 30, 2015. The non-cash impairment charges in continuing operations for the three and six months ended June 30, 2016 and June 30, 2015 were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with our environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of our properties.

Notable Items

Results for the quarter ended June 30, 2016 included $1.5 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, offset by a $0.7 million environmental litigation reserve, which resulted in a net benefit to the Company of $0.8 million or $0.02 per share, in the aggregate. Results for the six months ended June 30, 2016 included $1.3 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, offset by a $0.7 million environmental litigation reserve, which resulted in a net benefit to the Company of $0.6 million, or $0.02 per share, in the aggregate. Results for both the quarter and the six months ended June 30, 2015 include $7.4 million, or $0.22 per share, of income received from the Getty Petroleum Marketing Inc. bankruptcy estate.

Portfolio Activities

During the quarter ended June 30, 2016, the Company sold one property for $1.3 million. During the six months ended June 30, 2016, the Company sold seven properties for $3.6 million in the aggregate. Subsequent to June 30, 2016, the Company sold three additional properties for $0.4 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its net lease portfolio.

Balance Sheet

As of June 30, 2016, the Company had approximately $304 million of outstanding indebtedness with a weighted average interest rate of 4.6%. The Company’s indebtedness consists of $129 million drawn on its Credit Agreement and $175 million of Senior Unsecured Notes. Total cash and cash equivalents were $6.8 million as of June 30, 2016.

2016 Guidance

The Company is raising its 2016 AFFO guidance to a range of $1.50 to $1.55 per diluted share, from $1.40 to $1.45 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s Second Quarter Earnings Conference Call is scheduled for Friday, August 5, 2016 at 8:30 a.m. EDT. To participate in the call, please dial (800) 946-0706 or (719) 457-2654, for international participants, ten minutes before the scheduled start time.

A replay will be available on August 5, 2016 beginning at 12:00 Noon EDT through 11:59 p.m. EDT, August 12, 2016. To access the replay, please dial (877) 870-5176, or (858) 384-5517, for international participants, and reference pass code 7784302.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store and gas station properties. As of June 30, 2016, the Company owned and leased 837 properties nationwide.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. The Company’s definition of AFFO is defined as FFO less revenue recognition adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash revenue recognition adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) non-cash environmental accretion expense and non-cash changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT AND THOSE REGARDING THE COMPANY’S 2016 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2016	December 31, 2015
ASSETS:
Real Estate:
Land	$474,260	$475,784
Buildings and improvements	303,539	304,894
Construction in progress	228	955

	778,027	781,633
Less accumulated depreciation and amortization	(113,794)	(107,109)

Real estate held for use, net	664,233	674,524
Real estate held for sale, net	917	1,339

Real estate, net	665,150	675,863
Investment in direct financing leases, net	93,141	94,098
Notes and mortgages receivable	33,335	48,455
Deferred rent receivable	27,709	25,450
Cash and cash equivalents	6,811	3,942
Restricted cash	8	409
Accounts receivable, net of allowance of $2,096 and $2,634, respectively	3,714	2,975
Prepaid expenses and other assets	43,823	45,726

Total assets	$873,691	$896,918

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$127,450	$142,100
Senior unsecured notes, net	174,716	174,689
Mortgage payable, net	309	303
Environmental remediation obligations	81,091	84,345
Dividends payable	8,542	15,897
Accounts payable and accrued liabilities	65,521	73,023

Total liabilities	457,629	490,357

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 33,735,361 and 33,422,170 shares issued and outstanding, respectively	337	334
Additional paid-in capital	469,633	464,338
Dividends paid in excess of earnings	(53,908)	(58,111)

Total shareholders’ equity	416,062	406,561

Total liabilities and shareholders’ equity	$873,691	$896,918

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Revenues from rental properties	$24,140	$22,122	$48,528	$42,536
Tenant reimbursements	3,603	3,345	6,524	6,859
Interest on notes and mortgages receivable	865	781	1,983	1,562

Total revenues	28,608	26,248	57,035	50,957

Operating expenses:
Property costs	5,674	5,513	10,964	11,684
Impairments	2,069	2,253	4,058	8,981
Environmental	929	1,784	1,744	3,653
General and administrative	3,806	4,835	7,850	8,624
(Recoveries) allowance for uncollectible accounts	(704)	370	(474)	421
Depreciation and amortization	4,616	3,977	9,238	7,563

Total operating expenses	16,390	18,732	33,380	40,926

Operating income	12,218	7,516	23,655	10,031
Gains (loss) on dispositions of real estate	4,721	(40)	5,365	(258)
Other income, net	799	7,379	775	7,384
Interest expense	(4,155)	(3,353)	(8,370)	(5,735)

Earnings from continuing operations	13,583	11,502	21,425	11,422
Discontinued operations:
(Loss) earnings from operating activities	(7)	85	11	(1,064)
Gains (loss) on dispositions of real estate	—	32	(157)	124

(Loss) earnings from discontinued operations	(7)	117	(146)	(940)

Net earnings	$13,576	$11,619	$21,279	$10,482

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.40	$0.34	$0.62	$0.34
(Loss) earnings from discontinued operations	0.00	0.00	0.00	(0.03)
Net earnings	$0.40	$0.34	$0.62	$0.31
Weighted average common shares outstanding:
Basic and diluted	33,714	33,420	33,686	33,419

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net earnings	$13,576	$11,619	$21,279	$10,482
Depreciation and amortization of real estate assets	4,616	3,977	9,238	7,563
(Gains) loss on dispositions of real estate	(4,721)	8	(5,208)	134
Impairments	2,487	2,883	4,796	10,796

Funds from operations	15,958	18,487	30,105	28,975
Revenue recognition adjustments	(760)	(756)	(1,712)	(1,335)
Allowance for deferred rental revenue	—	(14)	—	(4)
Non-cash changes in environmental estimates	(1,748)	(815)	(2,735)	(864)
Accretion expense	1,011	1,229	1,964	2,398
Acquisition costs	—	413	—	413

Adjusted funds from operations	$14,461	$18,544	$27,622	$29,583

Basic and diluted per share amounts:
Earnings per share	$0.40	$0.34	$0.62	$0.31
Funds from operations per share	0.47	0.55	0.88	0.86
Adjusted funds from operations per share	$0.42	$0.55	$0.81	$0.87
Basic and diluted weighted average shares outstanding	33,714	33,420	33,686	33,419

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com